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                                                                   EXHIBIT 10.36

                AMENDED AND RESTATED COMMERCIAL LEASE AGREEMENT

        THIS AMENDED AND RESTATED LEASE AGREEMENT is made and entered into as of January 1, 1997, by and between MICHAEL A. PRICE (hereinafter "Landlord"), and T&W FINANCIAL CORPORATION, formerly T&W LEASING, INC. (hereinafter "Tenant").

                                   BACKGROUND

        On December 31, 1991, Landlord and Tenant, as T&W Leasing, Inc., entered into a lease agreement for the real property commonly referred to as 6416 Pacific Highway East, Tacoma, Washington 98424. The lease agreement was subsequently amended on or about April 1, 1995 in order to reflect an increase in the amount and restate the lease agreement in its entirety in order to reflect, among other things, that the term of the lease shall expire on December 31, 1997. By amending and restating this lease agreement, Landlord and Tenant do not intend to terminate the lease and create a new lease, but rather to amend and restate it in its entirety.

                                   AGREEMENT

        For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises herein described for the term, at the rental, and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

        1.      DEMISE.

        1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the building and those premises (the "premises") located upon the real property (the "Property") described in Exhibit A, which is commonly known as 6416 Pacific Highway East, Tacoma, Pierce County, Washington, 98424.

        2.      TERM.

        The term of this lease shall be for a period of six (6) years commencing on the Date of Commencement. The "Date of Commencement" shall be December 31, 1991.

        3.      RENT.

        3.1 Base Monthly Rent. Tenant covenants and agrees to pay to Landlord as Base Monthly Rent for the Premises the following amounts:


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                (a)  From January 1, 1992 through March 10, 1995, the sum of
Three Thousand and 00/100 Dollars ($3,000) per month;

                (b) From April 1, 1995 through December 31, 1996, the sum of Five Thousand and 00/100 Dollars ($5,000) per month; and

                (c) From January 1, 1997 through December 31, 1997, the sum of Eight Thousand Five Hundred and 00/100 Dollars ($8,500) per month.

        All Base Monthly Rent shall be in advance on the first (1st) day of each calendar month commencing on January 1, 1992 and continuing each month thereafter during the balance of the term. All rent to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand, and at such place or places as may be designated from time to time by Landlord by written notice to Tenant.

        3.2 Late Charge. Any installment of rent or any other charge hereunder which is not paid within ten (10) days of the date when due shall incur a late charge of five percent (5%) of the amount due. The late charge shall be due and payable without notice or demand.

        4.  TAXES AND ASSESSMENTS.

        4.1 Real Property Taxes and Assessments. In addition to the Base Monthly Rent, Tenant agrees to pay semi-annually all real estate taxes and assessments levied and assessed for any year upon the land and improvements included in the Premises. If the tax or assessment statement does not apportion the total amount due between the Premises and other land included in the tax parcel or parcels on which the Premises are located, then and in that event the taxes and assessments on the land included in the Premises shall be apportioned according to the area of the Premises as it relates to the total area of the parcel or parcels on which the Premises are located and which are included in the tax or assessment statement. All such additional sums due based upon taxes and assessments shall be payable by Tenant to Landlord in semi-annual installments due on April 20 and October 20 of each year during the term hereof. At least 30 days prior to the date on which an installment is due, Landlord shall provide Tenant with written notice of the amount of the installment and the method by which it was determined. Taxes for the first and last years of the term shall be prorated between Landlord and Tenant as of the commencement and expiration of the term.

        4.2 Tenant's Right to Consent Real Estate Taxes. Tenant shall have the right, at its own cost and expense, to initiate and prosecute any proceedings permitted by law for the purpose of



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obtaining an abatement of or otherwise contesting the validity or amount of real estate taxes assessed or levied upon the Premises and related improvements, if any, constructed on the Premises by Tenant. If required by law, Tenant may take such action in the name of Landlord who shall cooperate with Tenant to such extent as Tenant may reasonably require, provided, however, that Tenant shall fully indemnify and save Landlord harmless from all loss, cost, damage and expense incurred as a result thereof, and further provided Tenant shall, at Landlord's request, escrow or post a bond for the full amount of the real estate taxes claimed pending such proceedings.

        4.3 New Taxes Payment Schedule. In addition to rent and other charges to be paid by Tenant hereunder, Tenant shall pay, or reimburse Landlord within thirty (30) days of receipt of a demand therefor, any and all taxes which are not presently in effect but which may be hereafter levied, assessed or imposed upon Landlord or the Premises if the taxes are based upon or arise out of the ownership, use or operation of the Premises or the rent payable hereunder, provided that this provision shall not apply to a net income, estate or inheritance tax which may be imposed upon Landlord.

        5.   INSURANCE AND INDEMNIFICATION.

        5.1 Fire and Extended Coverages. In addition to other payments to be made by Tenant hereunder, Tenant shall reimburse and pay to Landlord within thirty (30) days after being billed therefor by Landlord, Tenant's proportionate share (based upon the ratio of the square footage of the Premises, to the square footage of the total rentable floor area of the building in which the Premises are located) of the premium payable for an insurance policy insuring the building in which the Premises are located against loss or damage resulting from the hazards covered by fire and extended coverage insurance, which policy shall contain a replacement cost endorsement and shall be for the full insurable value of said building. During the term of this Lease, Landlord shall maintain such insurance on the building in which the Premises are located.

        5.2 Liability Insurance. Tenant shall, during the entire term, keep in full force and effect a policy or policies of commercial general liability and property damage insurance with respect to the Premises and the business operated by Tenant in which the limits of liability shall be not less than those agreed upon by Landlord and Tenant. The policy shall name the Landlord as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days' prior written notice. The insurance shall be in an insurance company or companies licensed to do business in the State of Washington. A copy of each policy

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or certificate of insurance shall be delivered to Landlord upon written request from Landlord.

        5.3 Indemnification. Tenant shall, at all times, indemnify the Landlord for, defend the Landlord against, and save the Landlord harmless from, any liability, loss, cost, injury, damage or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises and resulting from the deliberate and intentional acts or negligence of Tenant, its agents, employees, licensees, invitees or guests. Tenant shall, at its own cost and expense, defend against any and all such actions, claims, and demands and shall indemnify Landlord for all reasonable costs and expenses which it may incur in connection therewith. Landlord shall not, unless caused by the negligence of Landlord, be liable for any injury or damage to the Premises, or to Tenant or its agents, employees, licensees, invitees, or guests, or to any property of any such persons.

        5.4 Waiver of Subrogation. Landlord and Tenant hereby release one another from every and all right, claim and demand or liability for any loss or losses occasioned by fire and such items as are included under the normal coverage clauses of fire insurance policies and any losses resulting from business interruption at the Premises or loss of rental income from the Premises occasioned by fire and such other items as are included under the normal coverage of fire insurance policies, provided such releases do not in any manner affect the fire insurance policies carried by the respective parties. Each party shall exert its best efforts to cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

        6.   CONDUCT OF BUSINESS.

        6.1 Use of the Premises. Tenant shall maintain and conduct on the Premises continuously during the term an equipment leasing and specialized finance business. Tenant shall not use or permit the use of the Premises for any other business or purpose without the prior written consent of Landlord.

        6.2 Specific Use, Restrictions. Tenant shall not do or permit anything to be done to or about the Premises or bring or keep anything thereon which will in any way increase the existing rate of or affect any fire or other insurance on the building located on the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises.

        6.3 Compliance with Law. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose in violation of any existing or future municipal, county, state or federal law, ordinance or regulation.

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        6.4     Liens and Encumbrances.  Tenant shall keep the Premises free and clear of all liens and encumbrances arising or growing out of the use or occupancy of the Premises by Tenant, provided that Tenant may contest any lien in the manner provided by law.

        7.      UTILITIES.

        Tenant shall be liable for and shall pay throughout the term of this Lease all utility installation, hook-up and disconnect fees and charges payable for the Premises and all fees and charges for utility services provided to the Premises. Utility services shall include, but not be limited to, electricity, heat, oil, gas, water, sewer, and waste and garbage pick-up and disposal. Landlord hereby grants to Tenant a non-exclusive easement during the term of the Lease under the Property to tie into, use, repair and extend to the Premises all underground utility lines including electrical lines, telephone lines, gas lines, sanitary sewer lines and storm sewer lines.

        8.      MAINTENANCE OF PREMISES.

        8.1 Maintenance. Tenant shall at all times throughout the Lease term keep the Premises (including exterior doors and entrances, windows and moldings and trim of all doors and windows, interior partitions and walls, ceilings, floor coverings, door surfaces, fixtures, equipment, plumbing, lighting, electrical systems) in good order, condition and repair.

        8.2 Failure to Maintain. If Tenant fails to keep and preserve the Premises as set forth in Section 8.1 then following thirty (30) days prior written notice of repair deficiency given to Tenant, Landlord may, at its option, put or cause the same to be put in the condition and state of repair required by this Lease, and in such case upon receipt of a written statement from Landlord, Tenant shall promptly pay the entire cost thereof to Landlord. Landlord shall have the right to enter the Premises for the purpose of making such repairs upon the failure of Tenant to do so.

        8.3 Repairs by Landlord. Landlord shall keep the roof, exterior walls, and foundations of the building in which the Premises are located in a good state of repair, and shall accomplish such repairs as may be needed promptly after receipt of written notice from Tenant. Should such repairs be required by reason of Tenant's negligent acts or failure to notify Landlord of the need for repair, Tenant shall promptly pay Landlord for the entire cost thereof. Tenant shall immediately inform Landlord of any necessary repairs, and Tenant shall make none of such repairs without Landlord's consent unless they are of an emergency nature. Landlord shall also maintain, either directly or through a service contract, the heating, ventilating and air conditioning system which serves the Premises.



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        9.      ALTERATIONS.

        Tenant shall not make any alterations, additions or improvements in or to the Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may deem appropriate. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole expense and shall be made in a prompt and good workmanlike manner. Tenant shall secure any and all governmental permits required in connection with any such work, and shall hold Landlord harmless from any and all liability and expense and any and all liens resulting therefrom. All alterations, additions and improvements (and expressly including all HVAC equipment and systems and all light fixtures and floor coverings), except trade fixtures and appliances and equipment which do not become a part of the Premises, shall immediately become the property of Landlord without any obligation to pay therefor, and shall not be removed by Tenant.

        10.     INSOLVENCY.

        In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Tenant, then the Landlord may terminate this Lease at Landlord's option.

        11.     ASSIGNMENT AND SUBLETTING.

        All assignments and subleases shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any request by Tenant for Landlord's consent to a proposed assignment or sublease as required hereunder shall be accompanied by a copy of the proposed assignment or sublease, the identity and address of the proposed assignee or subtenant, details regarding the proposed use of the Premises by the proposed assignee or subtenant, including any proposed changes or alterations to the Premises, and current financial statements (balance sheet and income statement) for the proposed assignee or subtenant. Following receipt of a written request and the information required above, Landlord shall have thirty (30) days within which to give or withhold its consent.

        12.     ACCESS.

        Tenant shall allow Landlord free access at all reasonable times to the Premises for the purpose of inspecting, maintaining or making repairs to the Premises or the building located on the Premises, but this right shall not be construed as an agreement on the part of the Landlord to make any repairs which are required of Tenant under this Lease.



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        13.  DAMAGE OR DESTRUCTION.

        In the event the Premises are damaged to such an extent as to render them untenantable in whole or in a substantial part thereof, or are destroyed, then Landlord shall rebuild or repair the Premises, provided that Landlord shall not be required to repair or rebuild (a) if Tenant is then in default or breach of this Lease, or (b) less than one (1) year remains in the term of this Lease or any extension thereof, or (c) the loss is not covered by the fire and extended coverage insurance which is required to be maintained by Landlord, or
(d) the insurance proceeds payable for the loss are paid to any mortgage lender holding a mortgage or deed of trust upon the Property and are not made available to Landlord for the purpose of repairing or rebuilding the Premises. Tenant shall give Landlord or Landlord's agent immediate written notice of any damage or loss. Landlord shall have not more than thirty (30) days after its receipt of notification of the loss or damage, to notify the Tenant of the existence of any of the above-stated conditions which would excuse Landlord from repairing or rebuilding the Premises. If the Premises are to be rebuilt or repaired, then within thirty (30) days following Landlord's receipt of notice of the damage or loss Landlord shall commence the repairing or rebuilding and shall prosecute the work without necessary delay, and during such period the Base Monthly Rent shall be abated in the same ratio that that portion of the Premises rendered for the time being unfit for occupancy bears to the whole of the Premises. If Landlord elects not to repair or rebuild the Premises because of the existence of any of the above-stated conditions, then this Lease shall terminate as of the date of occurrence causing the damage. If it is reasonably determined by Landlord's contractor that the repair or rebuilding of the Premises shall take longer than ninety (90) days from commencement of the work, then within thirty (30) days of Landlord's receipt of notice of the damage or loss, Landlord shall provide Tenant with written notice of the estimated period of time necessary to fully repair or rebuild the Premises, and during the ten
(10) day period following Tenant's receipt of such notice, Tenant shall have the right and option to terminate this Lease.

        14.  SIGNS.

        All signs, including but not limited to, signs attached to the exterior of the building or the roof of the building in which the Premises are located shall be subject to the prior written approval of the Landlord. Any signs installed by Tenant shall be removed by Tenant at the termination of the term, and Tenant shall repair any damage or injury to the Premises caused thereby. If the signs are not removed by Tenant, then Landlord may have them removed at Tenant's expenses.


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        15.     DEFAULT OR BREACH AND REMEDIES.

        15.1 Default. Each of the following events shall constitute a default or breach of this Lease by Tenant:

                (a) Failure to Pay Rent. if tenant shall fail to pay, when due, any installment of Base Monthly rent or any other rent or charge which is Tenant's obligation hereunder and if the failure continues for ten (10) days after written notice of delinquency to Tenant, provided no written notice of delinquency shall be required if Landlord has previously given one (1) written notice of delinquency during the one (1) year period preceding the failure to pay.

                (b) Failure to Perform Covenant. If Tenant shall fail to perform or comply with any of the other terms, covenants or conditions of this Lease and if the failure shall continue for a period of thirty (30) days after written notice of non-compliance by Landlord to Tenant, or if the non-compliance cannot be reasonably cured with the thirty-day period, Tenant shall not in good faith have commenced the action necessary to effect a cure within the thirty-day period, and shall not diligently proceed to the completion of that action.

                (c) Failure to Operate Business. If Tenant shall cease to operate an equipment leasing business or any other business approved by Landlord on the Premises.

                (d) Wrongful Transfer. If this Lease shall be assigned or transferred, or if the Premises shall be sublet, by Tenant to any other person or party except in the manner herein permitted.

        15.1 Remedies. In the event of any default or breach of this Lease by Tenant, Landlord may exercise any one or more of the following remedies or any other right or remedy available to it under law:

        15.2.1 Cancellation of Lease. Landlord shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of the Tenant in and to the Premises, by giving the Tenant not less than ten (10) days' notice of intent to cancel and terminate the Lease. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Tenant in and to the Premises shall automatically terminate in the same manner and with the same force and effect, as if the date fixed in the notice of intent to cancel and terminate were the date originally fixed in this Lease for the expiration hereof, provided however, Tenant shall remain liable for the rent and other charges required by this Lease up to the date of termination and for the additional rent and damages set forth in the following subsection.

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        15.2.2  Rent and Damages Recoverable Upon Cancellation. In any action brought by Landlord following a cancellation of the Lease, Landlord shall be entitled to recover from Tenant the rent, taxes and other charges owing through the date of cancellation (less any rent, taxes or other charges received by Landlord pursuant to any actual reletting of the Premises) and the present worth of the rent, taxes and other charges due during the balance of the term (less the present worth of any rent, taxes or other charges due during the balance of the term (less the present worth of any rent, taxes or other charges to be received by Landlord pursuant to any actual and/or reasonably estimated reletting of the Premises), provided that in no event shall the recovery of rent and other charges for the period following cancellation of the Lease, exceed a sum equal to the rent and real estate taxes which otherwise would have been payable under the Lease for the three (3) year period following the Landlord's notice of cancellation. The rate of interest to be used in the determination of any discounted present worth shall be six percent (6%) per annum. Subject to the limitation on recovery stated above, Tenant shall also be liable for all reasonable costs and expenses incurred by Landlord in the preservation and maintenance of the Premises prior to any reletting; all reasonable costs and expenses, including reasonable attorneys' fees incurred by Landlord in reentering and repossessing the Premises; and all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including the cost of any repairs or alterations performed in furtherance of the reletting.

        15.2.3 Continuation of Lease. Landlord may treat this Lease as subsisting and recover from Tenant all rent and other charges due hereunder notwithstanding any repossession or reletting of the Premises.

        15.2.4 Reentry and Reletting of Premises. Landlord may immediately or at any time thereinafter reenter the Premises and recover the possession thereof. Incidental thereto, Landlord may remove Tenant's property and store it in a public warehouse, or at a place selected by Landlord, at the expense of Tenant. After 30 days' storage Landlord may sell the property at public or private sale, all expenses of the sale to be the obligation of Tenant to Landlord under the terms of this Lease. Reentry and repossession of the Premises may be accomplished by Landlord's self-help or by an action for unlawful detainer or by any other appropriate action. Following reentry Landlord shall make all reasonable efforts to relet the Premises. Landlord may make repairs and alterations necessary or incidental to the reletting.

        16.     REIMBURSEMENT FOR PAYMENT OF Tenant'S OBLIGATIONS.

        Landlord may elect, but shall not be obligated, to make any payment required of Tenant herein, or comply with any term,

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covenant or condition required hereby to be performed by Tenant and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Landlord shall not be deemed to waive or release the default of Tenant or the right of Landlord to take any action as may be otherwise permissible hereunder in the case of default. Any sum payable to Landlord under this Lease or any sum paid by Landlord which is the obligation of Tenant shall bear interest until paid at the announced or published annual rate (prime rate) at which Seafirst Bank, or its successor, will loan money to its most credit-worthy customers plus two and one-half percent (2.5%).

        17.  COSTS AND ATTORNEYS' FEES.

        If Landlord brings a suit to recover any rent or other charge due hereunder, or for breach of any provision of this Lease or to recover possession of the Premises, or if Tenant shall bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, then and in any such event, the prevailing party, as determined by the court, shall recover, a reasonable attorneys' fee and all its costs and expenses expended or incurred in connection with such action.

        18.  NON-WAIVER.

        The waiver by either party of, or the failure of either party to take action with respect to, any breach of any term, covenant, or condition of this Lease by the other party shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant or condition herein contained. The subsequent acceptance of rent or other charges hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent or charge accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other charge.

        19.  HEIRS AND SUCCESSORS.

        Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

        20.    SURRENDER OF PREMISES AND HOLDING OVER.

        20.1 Surrender of Premises. Except as may be otherwise provided herein, upon the expiration of the term, or any



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extension hereof, as the case may be, or any sooner termination of the Tenant's tenancy of the Premises, the Tenant shall quit and surrender the Premises in good order, condition and state of repair, usual wear and tear excepted.

        20.2 Holding over. If the Tenant shall, with the written consent of Landlord, hold over after the expiration of the term or extended term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated upon thirty (30) days' prior written notice to Tenant. During such tenancy, Tenant agrees to pay to the Landlord the same rent which was in effect at the termination or the term or extended term, as the case may be, unless a different rent is agreed upon, and to be bound by all of the terms, covenants, and conditions as herein specified.

        21.  PERSONAL PROPERTY AND TRADE FIXTURES.

        If any of the furniture, fixtures, or equipment installed by Tenant on the Premises are leased or purchased by Tenant from a conditional seller, then such furniture, fixtures, and equipment shall at all times be and remain personal property, regardless of the method in which the same is affixed to the Premises, and shall remain the personal property of Tenant and/or such third party.

        22.  CONDEMNATION.

        22.1 If all of the Premises are taken by eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease shall terminate when Tenant is required to vacate the Premises and the rent shall be apportioned and paid to that date. If by such taking or agreement
(a) the square footage of the Property is reduced by more than twenty-five percent (25%), or (b) vehicular access to the building from an adjoining street is totally eliminated, then this Lease may, at the option of either party, be terminated as of the date Tenant is required to vacate the portion of the Premises taken or the date that Landlord is required to vacate the building so taken. Tenant may also terminate this Lease if such taking or agreement (a) eliminates an entrance to the Premises and the entrance cannot be relocated in the same exterior wall as the entrance taken or (b) reduces the square footage of the Premises by more than ten percent (10.0%). Except as provided in this section, this Lease shall not be terminated or otherwise affected by any exercise of the right of eminent domain.

        22.2 In the event of any taking of the Premises or the Property by eminent domain or by agreement between Landlord and those authorized to exercise such right, Landlord shall be entitled to all damages, consequential damages, and compensation for such taking, and Tenant shall be entitled neither to share in any such



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award nor to have any claim against Landlord for any part thereof, except to the extent such award is based upon damage to Tenant's stock in trade or damage to equipment or fixtures which Tenant may remove at the termination of the Lease or the cost of Tenant's moving its fixtures and inventory to a new location in the same general market area.

        22.3 Whenever any portion of the Premises or the Property shall be taken by any exercise of the right of eminent domain or by agreement in lieu thereof, and if this Lease shall not be terminated in accordance with the provisions of this section, Landlord shall at its expense, proceed with all reasonable dispatch to do such work as may be required to restore the Premises or the Property, or what remains thereof (not including Tenant's fixtures, furniture, furnishings, and equipment) to as nearly as possible to the condition they were in immediately prior to such taking; and Tenant shall, at its expense, proceed with all reasonable dispatch to do such work to its fixtures, furnishings and equipment as may be required to restore them to the same condition they were in immediately prior to such taking. From the time that Tenant is deprived of the right of possession of any portion of the Premises taken, the amount of Base Monthly Rent shall be reduced by a percentage equal to the percentage reduction in the area of the Premises as a result of the taking. During any restoration work by Landlord the Base Monthly Rent shall be reduced by the same percentage that the portion of the reconstructed Premises which is not usable due to restoration work bears to the whole thereof.

        23.     NOTICES.

        All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered seventy-two (72) hours after depositing the notice or demand in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signature at the end of this Lease, or at such other address which is specified in a notice given in accordance with this section.

        24.     TIME IS OF THE ESSENCE.

        Time is of the essence of this Lease, and each and every covenant, term, condition and provision hereof.

        25.     COVENANT OF QUIET POSSESSION.

        Landlord covenants that Landlord has full right to make this Lease and that upon Tenant's paying the rent and observing and performing all of the terms, covenants and conditions contained herein on Tenant's part, Tenant may peacefully and quietly enjoy


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the Premises during the entire term and any extensions thereof.

        26.  ENTIRE AGREEMENT.

        This Lease contains the entire agreement between the parties, and cannot be changed or amended except by a written instrument subsequently executed by the parties hereto.

        27.  GOVERNING LAW.

        This Lease shall be governed, construed and enforced in accordance with the laws of the State of Washington.

        28.  CAPTIONS.

        The captions to the sections of this Lease are reference guides only and shall not be given substantive or interpretive meaning.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.


LANDLORD:                               TENANT:

/s/ MICHAEL A. PRICE                    T & W FINANCIAL CORPORATION
----------------------------            formerly T & W LEASING, INC.
MICHAEL A. PRICE
                                        /s/ MICHAEL A. PRICE
                                        ------------------------------------
Address:                                By: Michael A. Price
1411 Beach Dr. N.E.                     Its: Chief Executive Officer
Tacoma, WA 98422
                                        Address:
                                        6416 Pacific Highway East
                                        Tacoma, WA 98424



                                    Page 13
Lease Agreement

STATE OF WASHINGTON )
                    )
COUNTY OF PIERCE    ) ss

        On this day personally appeared before me MICHAEL A. PRICE, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        GIVEN, under my hand and official seal this _____ day of January, 1997.


                                       /s/   [SIG]
                                -------------------------------------
                                NOTARY PUBLIC in and for the State of

                                Washington residing at  Puyallup
                                                       ---------------
                                My commission expires:  3-6-97
                                                       ----------------



STATE OF WASHINGTON )
                    )
COUNTY OF PIERCE    ) ss

        On this day personally appeared before me MICHAEL A. PRICE, the Chief Executive Officer of T & W FINANCIAL CORPORATION, to me known to be the corporation described in and who executed the within and foregoing instrument, and acknowledged that he was authorized to execute the same as the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned.

        GIVEN under by hand and official seal of this  2  day of January, 1997.
                                                      ---


                                       /s/     [SIG]
                                -------------------------------------
                                NOTARY PUBLIC in and for the State of

                                Washington residing at  Puyallup
                                                       ---------------
                                My commission expires:  3-6-97
                                                       ----------------





Lease Agreement                Page 14

                                   EXHIBIT A

                               Legal Description

        Pierce County Assessor's Tax Parcel Number 0420064184

        04-20-07-1-130 Parcel "B" of DBLR 86-09-04-0334 Described as follows:

        Beginning on the North Line of the Northwest Corner of the Northeast Corner of 07-220-04 East at a point 279 feet West of the Northeast Corner of said subdivision and on the West Margin 65th Avenue East then South 88 degrees 27 minutes 46 seconds West 5 feet along the said West Margin then North 00 degrees 38 minutes 14 seconds West 47.74 feet along said West Margin.

        Situate in Pierce County, Washington.











Lease Agreement               Page 15